Exhibit 1

                             JOINT FILING AGREEMENT

                     This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.01 per share, of PanAmSat Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Notwithstanding the foregoing, none of the parties makes any representation or warranty concerning the accuracy or completeness of information provided by or on behalf of any other party.


Dated: January 8, 2004


                         GENERAL MOTORS CORPORATION

                         By: /s/ Warren G. Andersen
                             -----------------------------------------------
                         Name:  Warren G. Andersen
                         Title: Assistant General Counsel


                         HUGHES ELECTRONICS CORPORATION

                         By: /s/ Patrick T. Doyle
                             -----------------------------------------------
                         Name:  Patrick T. Doyle
                         Title: Vice President, Treasurer and Controller


                         HUGHES COMMUNICATIONS, INC.

                         By: /s/ Patrick T. Doyle
                             -----------------------------------------------
                         Name:  Patrick T. Doyle
                         Title: Senior Vice President, Treasurer and Controller


                         HUGHES COMMUNICATIONS GALAXY, INC.

                         By: /s/ Patrick T. Doyle
                             -----------------------------------------------
                         Name:  Patrick T. Doyle
                         Title: Senior Vice President, Treasurer and Controller


                         HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.

                         By: /s/ Patrick T. Doyle
                             -----------------------------------------------
                         Name:  Patrick T. Doyle
                         Title: Senior Vice President, Treasurer and Controller